UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2015

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2015, Target Corporation announced that John J. Mulligan, executive vice president and chief financial officer, will move to the position of executive vice president and chief operating officer, effective September 1, 2015. Information on Mr. Mulligan’s background is contained in Target’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015.

Target also announced that Catherine R. Smith has been appointed to the position of executive vice president and chief financial officer, effective September 1, 2015.  Prior to joining Target, Ms. Smith, age 51, was executive vice president and chief financial officer of Express Scripts Holding Company, a pharmacy benefit manager, from February 2014 through December 2014, and executive vice president of strategy and chief financial officer for Walmart International, a division of Wal-Mart Stores, Inc., a discount retailer, from March 2010 through January 2014.

In connection with her appointment, Ms. Smith will receive an annual base salary of $725,000, will be eligible for a pro-rated annual cash incentive under Target’s Officer Short-Term Incentive Plan for fiscal 2015 with a target incentive opportunity of 80% of base salary, and will be granted stock-based awards under Target’s Amended and Restated 2011 Long-Term Incentive Plan having a target payout value of approximately $1.35 million.  These stock-based awards will consist of performance share units (75% of grant value) and performance based restricted stock units (25% of grant value), on terms consistent with the awards granted to Target’s other executive officers in January 2015.  In addition, to further align Ms. Smith’s compensation incentives with the other executive officers of Target, she will also be granted a stock settled Strategic Alignment Award with a target payout value of $1 million on terms consistent with the Strategic Alignment Awards granted to other executive officers in March 2015.  As an inducement to accept employment with Target, Ms. Smith will receive a cash signing bonus of $500,000 and be eligible for reimbursement of relocation expenses, both of which are subject to repayment in the event of voluntary termination or termination for cause within the first 36 months of employment.  Ms. Smith will be an “at-will” employee of Target and will have no specified term as chief financial officer.  She will be eligible for benefits under Target’s Officer Income Continuance Policy and other benefits available to executive officers generally.

Item 9.01.             Financial Statements and Exhibits.

(d)                                 Exhibits.

(99)                          Target Corporation’s News Release dated August 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: August 17, 2015	/s/ Timothy R. Baer
Timothy R. Baer
Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

(99)	Target Corporation’s News Release dated August 17, 2015	Filed Electronically